Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(3,781,858)
Unrealized Gain (Loss) on Market Value of Futures	(4,093,941)
Dividend Income	353
Interest Income	4,556
ETF Transaction Fees	1,050
Total Income (Loss)	$(7,869,840)

Expenses
General Partner Management Fees	$34,979
Professional Fees	9,337
Brokerage Commissions	1,079
Non-interested Directors' Fees and Expenses	465
Prepaid Insurance Expense	267
NYMEX License Fee	874
Total Expenses	$47,001
Net Income (Loss)	$(7,916,841)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/15	$78,502,143
Additions (100,000 Shares)	2,049,770
Withdrawals (100,000 Shares)	(2,093,879)
Net Income (Loss)	(7,916,841)

Net Asset Value End of Month	$70,541,193
Net Asset Value Per Share (3,450,000 Shares)	$20.45

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612